Exhibit 99

VIACOM REPORTS THIRD QUARTER 2009 RESULTS

—	Operating Income Increased 14% with Gains in Filmed Entertainment and Media Networks

—	Adjusted Net Earnings from Continuing Operations Grew 24%

—	Adjusted Diluted EPS of $0.69 Rose 25% versus the Prior Year’s Adjusted Results

New York, NY, November 3, 2009 — Viacom Inc. (NYSE: VIA and VIA.B) today reported a 14% increase in operating income and a 24% rise in adjusted net earnings for the third quarter ended September 30, 2009, with growth in Filmed Entertainment and Media Networks.

2009 Results

	Quarter Ended September 30,		B/(W)	Nine Months Ended September 30,		B/(W)
(in millions, except per share amounts)	2009	2008	2009 vs. 2008	2009	2008	2009 vs. 2008

Revenues	$3,317	3,408	(3%)	$9,521	10,382	(8%)

Operating income	784	689	14%	1,812	2,048	(12%)

Adjusted operating income(1)	784	689	14%	1,845	2,048	(10%)

Net earnings from continuing operations attributable to Viacom	443	385	15%	897	1,061	(15%)

Adjusted net earnings from continuing operations attributable to Viacom(1)	421	339	24%	896	1,027	(13%)

Diluted EPS from continuing operations	0.73	0.62	18%	1.48	1.68	(12%)

Adjusted diluted EPS(1)	$0.69	0.55	25%	$1.47	1.63	(10%)

(1)Adjusted measures referenced in this release are detailed in the Supplemental Disclosures at the end of this release.

During the third quarter 2009, Viacom revenues decreased 3% to $3.32 billion, primarily reflecting lower home entertainment and advertising sales, which more than offset increases in affiliate sales and theatrical revenues. The gain in operating income in the quarter was driven primarily by an $88 million increase in the Filmed Entertainment segment. Adjusted net earnings from continuing operations attributable to Viacom were $421 million, up 24% over the third quarter 2008 results, with adjusted diluted earnings per share (EPS) of $0.69, a 25% increase over the prior year’s results.

Sumner M. Redstone, Executive Chairman of Viacom, said, “As we enter a period of economic recovery, Viacom is already beginning to reap the benefits of a highly focused and well executed strategy. With our strong brands and growing global footprint, we are well positioned to capitalize on future opportunities.”

Philippe Dauman, President and Chief Executive Officer of Viacom, said, “We continued to take a number of actions to strengthen our financial position, tighten our operations and improve execution across our businesses. The third quarter proved to be an opportune time to extend our long-term debt maturities at favorable rates, which allowed us to further strengthen our balance sheet. We continue to build on our leadership position in the cable networks business by strengthening our brands and working closely with our marketing partners to develop comprehensive, multiplatform solutions. A stronger programming slate drove ratings gains at several core networks and MTV delivered another record-setting Video Music Awards. And fans young and old have come together to celebrate The Beatles: Rock Band.

“At Paramount, the release of Transformers: Revenge of the Fallen late in the second quarter coupled with the mid-summer release of G.I. Joe: The Rise of Cobra continued to draw audiences into theatres, driving the studio’s theatrical revenues and positioning us well for fourth quarter DVD sales.”

Revenues

Revenues	Quarter Ended September 30,		B/(W)	Nine Months Ended September 30,		B/(W)
(in millions)	2009	2008	2009 vs. 2008	2009	2008	2009 vs. 2008
Media Networks	$2,124	$2,128	-	$5,955	$6,281	(5%)
Filmed Entertainment	1,224	1,309	(6%)	3,691	4,226	(13%)
Eliminations	(31)	(29)	N/M	(125)	(125)	N/M

Total revenues	$3,317	$3,408	(3%)	$9,521	$10,382	(8%)

N/M = Not Meaningful

Third Quarter 2009 revenues of $3.32 billion declined 3% from $3.41 billion in 2008. Media Networks revenues were essentially flat at $2.12 billion, with solid growth in affiliate sales offset by lower advertising and ancillary revenues. Worldwide affiliate revenues grew 10% in the quarter. Domestic advertising revenues were down 4%, which is a 2-percentage point sequential improvement over the second quarter 2009 results. Worldwide advertising revenues declined 5%. Strong sales of The Beatles: Rock Band video game were offset by lower home entertainment and consumer products revenues, resulting in a 3% decrease in worldwide ancillary revenues. Filmed Entertainment revenues were down 6% year-over-year to $1.22 billion as weakness in home entertainment sales more than offset growth in theatrical revenues. Transformers: Revenge of the Fallen and G.I. Joe: The Rise of Cobra fueled a 16% increase in worldwide theatrical revenues. Worldwide home entertainment revenues decreased 21%, which primarily reflects a difficult comparison with the strong performance of the DVD release of Iron Man in the third quarter of 2008. Television license fees were down 8% in the quarter.

Operating Income

Operating Income (Loss)	Quarter Ended September 30,		B/(W)	Nine Months Ended September 30,		B/(W)
(in millions)	2009	2008	2009 vs. 2008	2009	2008	2009 vs. 2008

Media Networks	$773	$761	2%	$2,089	$2,220	(6%)

Filmed Entertainment	69	(19)	N/M	(62)	4	N/M

Corporate	(59)	(53)	(11%)	(181)	(176)	(3%)

Eliminations	1	-	N/M	(1)	-	N/M

Total adjusted operating income	$784	$689	14%	$1,845	$2,048	(10%)

Adjustments(1)	-	-	N/M	(33)	-	N/M

Total operating income	$784	$689	14%	$1,812	$2,048	(12%)

N/M = Not Meaningful

(1) Adjustments, which affect the nine-month period, are detailed in the Supplemental Disclosures at the end of this release.

Third Quarter 2009 operating income increased 14% to $784 million compared with $689 million in the third quarter of 2008. This result was driven by the Filmed Entertainment segment which swung from a loss in the previous year to a $69 million profit in the third quarter of 2009, reflecting the strong performance of Transformers: Revenge of the Fallen and the positive impact of the 2008 restructuring and other cost-saving initiatives. Media

Networks operating income grew 2% to $773 million, reflecting continued growth in affiliate revenues as well as the benefits from the 2008 restructuring and other cost-saving initiatives.

Third Quarter 2009 adjusted net earnings from continuing operations attributable to Viacom increased $82 million, or 24%, to $421 million, principally due to higher operating income. Adjusted diluted earnings per share for the quarter were $0.69, a 25% increase over $0.55 in the third quarter of 2008. These results exclude the favorable impact of discrete tax benefits as well as an after-tax loss related to the extinguishment of debt in the quarter.

Debt

At September 30, 2009, total debt outstanding, including capital lease obligations, decreased to $6.85 billion, compared with $8.00 billion at December 31, 2008. The Company’s cash balances decreased to $249 million at September 30, 2009 compared with $792 million at December 31, 2008.

About Viacom

Viacom, consisting of BET Networks, MTV Networks and Paramount Pictures, is the world’s leading entertainment content company. It engages audiences on television, motion picture and digital platforms through many of the world’s best known entertainment brands, including MTV, VH1, CMT, Logo, Nickelodeon, Nick at Nite, Nick Jr., COMEDY CENTRAL, Spike TV, TV Land, BET, Rock Band, AddictingGames, Atom, Neopets, Shockwave and Paramount Pictures. Viacom’s global reach includes approximately 170 channels and 400 online properties in more than 160 countries and territories.

For more information about Viacom and its businesses, visit www.viacom.com.

Cautionary Statement Concerning Forward-Looking Statements

This news release contains both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect the Company’s current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause actual results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: the worsening of current economic conditions generally, and in advertising and retail markets in particular; the public acceptance of the Company’s programs, motion pictures and games on the various platforms on which they are distributed; competition for audiences and distribution; technological developments and their effect in the Company’s markets and on consumer behavior; fluctuations in the Company’s results due to the timing, mix and availability of the Company’s motion pictures and games; changes in the Federal communications laws and regulations; the impact of piracy; other domestic and global economic, business, competitive and/or regulatory factors affecting the Company’s businesses generally; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission, including its 2008 Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and the Company does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts
Press:	Investors:
Carl Folta	James Bombassei
Executive Vice President, Corporate Communications	Senior Vice President, Investor Relations
(212) 258-6352	(212) 258-6377
carl.folta@viacom.com	james.bombassei@viacom.com

Kelly McAndrew	Pamela Yi
Vice President, Corporate Communications	Director, Investor Relations
(212) 846-7455 kelly.mcandrew@viacom.com	(212) 846-7581 pamela.yi@viacom.com

VIACOM INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
(in millions, except earnings per share amounts)	2009	2008	2009	2008

Revenues	$3,317	$3,408	$9,521	$10,382
Expenses:
Operating	1,790	1,945	5,481	5,992
Selling, general and administrative	663	682	1,986	2,061
Depreciation and amortization	80	92	242	281

Total expenses	2,533	2,719	7,709	8,334

Operating income	784	689	1,812	2,048
Interest expense, net	(107)	(123)	(325)	(363)
Equity in losses of investee companies	(1)	(32)	(57)	(48)
Loss on extinguishment of debt	(84)	—	(84)	—
Other items, net	(13)	(23)	(47)	(38)

Earnings from continuing operations before provision for income taxes	579	511	1,299	1,599
Provision for income taxes	(133)	(122)	(392)	(526)

Net earnings from continuing operations	446	389	907	1,073
Discontinued operations, net of tax	20	16	20	17

Net earnings (Viacom and noncontrolling interests)	466	405	927	1,090
Less: Net earnings attributable to noncontrolling interest	(3)	(4)	(10)	(12)

Net earnings attributable to Viacom	$463	$401	$917	$1,078

Amounts attributable to Viacom:
Net earnings from continuing operations	$443	$385	$897	$1,061
Discontinued operations, net of tax	20	16	20	17

Net earnings attributable to Viacom	$463	$401	$917	$1,078

Basic earnings per share attributable to Viacom:
Continuing operations	$0.73	$0.62	$1.48	$1.69
Discontinued operations	$0.03	$0.03	$0.03	$0.02
Net earnings per share of Viacom	$0.76	$0.65	$1.51	$1.71

Diluted earnings per share attributable to Viacom:
Continuing operations	$0.73	$0.62	$1.48	$1.68
Discontinued operations	$0.03	$0.03	$0.03	$0.03
Net earnings per share of Viacom	$0.76	$0.65	$1.51	$1.71

Weighted average number of common shares outstanding:
Basic	607.3	618.9	607.0	629.2
Diluted	608.6	619.3	607.9	630.1

VIACOM INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2009	December 31, 2008
(in millions, except par value)

ASSETS
Current assets:
Cash and cash equivalents	$249	$792
Receivables, net (including retained interests in securitizations)	1,866	2,271
Inventory, net	854	881
Deferred tax assets, net	258	203
Prepaid and other assets	378	355

Total current assets	3,605	4,502
Property and equipment, net	1,042	1,145
Inventory, net	3,993	4,133
Goodwill	11,498	11,470
Intangibles, net	593	674
Other assets	576	563

Total assets	$21,307	$22,487

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$238	$574
Accrued expenses	1,015	1,304
Participants’ share and residuals	1,097	1,537
Program rights obligations	427	384
Deferred revenue	393	442
Current portion of long-term debt	101	105
Other liabilities	436	496

Total current liabilities	3,707	4,842
Long-term debt	6,751	7,897
Participants’ share and residuals	544	488
Program rights obligations	576	621
Deferred tax liabilities, net	282	12
Other liabilities	1,233	1,556
Redeemable noncontrolling interest	170	148
Commitments and contingencies
Viacom stockholders’ equity:
Class A Common stock, par value $0.001, 375.0 authorized; 57.4 and 57.4 outstanding, respectively	—	—
Class B Common stock, par value $0.001, 5,000.0 authorized; 550.0 and 549.4 outstanding, respectively	1	1
Additional paid-in capital	8,256	8,186
Treasury stock	(5,725)	(5,725)
Retained earnings	5,408	4,496
Accumulated other comprehensive income (loss)	89	(49)

Total Viacom stockholders’ equity	8,029	6,909

Noncontrolling interests	15	14

Total equity	8,044	6,923

Total liabilities and equity	$21,307	$22,487

VIACOM INC.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

The following tables reconcile the Company’s results for the quarter and nine months ended September 30, 2009 and 2008, respectively, to adjusted results that exclude the impact of severance charges, an impairment charge of a minority investment, early extinguishment of debt and net discrete tax benefits. The Company uses adjusted operating income, adjusted net earnings from continuing operations attributable to Viacom and adjusted diluted EPS as applicable, among other measures, to evaluate the Company’s operating performance in the absence of certain items and for planning and forecasting of future periods. The Company believes that the adjusted results provide relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, improves their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies. Since adjusted operating income, adjusted net earnings from continuing operations attributable to Viacom and adjusted diluted EPS are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for operating income, net earnings from continuing operations attributable to Viacom and diluted EPS as indicators of operating performance and they may not be comparable to similarly titled measures employed by other companies.

Consolidated Results

(in millions, except per share amounts)	Quarter Ended September 30, 2009

	Operating Income	Pre-tax Earnings from Continuing Operations (1)	Net Earnings from Continuing Operations Attributable to Viacom (2)	Diluted EPS

Reported results	$784	$579	$443	$0.73
Adjustments:
Extinguishment of debt(3)	—	84	52	0.08
Discrete tax benefits(4)	—	—	(74)	(0.12)

Adjusted results	$784	$663	$421	$0.69

(in millions, except per share amounts)	Nine Months Ended September 30, 2009

	Operating Income	Pre-tax Earnings from Continuing Operations (1)	Net Earnings from Continuing Operations Attributable to Viacom (2)	Diluted EPS

Reported results	$1,812	$1,299	$897	$1.48
Adjustments:
Severance charges(5)	33	33	21	0.03
Extinguishment of debt(3)	—	84	52	0.08
Discrete tax benefits(4)	—	—	(74)	(0.12)

Adjusted results	$1,845	$1,416	$896	$1.47

VIACOM INC.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

Consolidated Results, con’t.

(in millions, except per share amounts)	Quarter Ended September 30, 2008

	Operating Income	Pre-tax Earnings from Continuing Operations (1)	Net Earnings from Continuing Operations Attributable to Viacom (2)	Diluted EPS

Reported results	$689	$511	$385	$0.62
Adjustments:
Discrete tax benefits(4)	—	—	(46)	(0.07)

Adjusted results	$689	$511	$339	$0.55

(in millions, except per share amounts)	Nine Months Ended September 30, 2008

	Operating Income	Pre-tax Earnings from Continuing Operations (1)	Net Earnings from Continuing Operations Attributable to Viacom (2)	Diluted EPS

Reported results	$2,048	$1,599	$1,061	$1.68
Adjustments:
Impairment of investment(6)	—	12	12	0.02
Discrete tax benefits(4)	—	—	(46)	(0.07)

Adjusted results	$2,048	$1,611	$1,027	$1.63

(1)	Pre-tax earnings from continuing operations represent earnings before provision for income taxes.
(2)	The tax impact of adjustments has been calculated where appropriate using the applicable rates in effect for the period presented.
(3)	For the quarter and nine months ended September 30, 2009, adjusted results exclude an $84 million pre-tax loss on the early extinguishment of a portion of the Company’s 5.75% Senior Notes due 2011.
(4)	2009 and 2008 adjusted results exclude $74 million and $46 million, respectively, of net discrete tax benefits for the quarter and nine months ended September 30, 2009 and 2008. The majority of the discrete tax benefits were the result of effectively settled audits.
(5)	For the nine months ended September 30, 2009, adjusted results exclude $33 million of severance expenses attributable to the Media Networks and Filmed Entertainment segments, which occurred in the 2nd quarter of 2009.
(6)	For the nine months ended September 30, 2008, adjusted results exclude a $12 million pre-tax non-cash investment impairment charge, which occurred in the 1st quarter of 2008.

VIACOM INC.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

There were no adjustments to operating income in the quarter ended September 30, 2009 or in the quarter and nine months ended September 30, 2008.

Segment Results

(in millions, except per share amounts)	Nine Months Ended September 30, 2009

	Media Networks	Filmed Entertainment	Corporate	Eliminations	Total Operating Income
Reported results	$ 2,073	$ (79)	$ (181)	$ (1)	$ 1,812
Adjustments:
Severance charges(1)	16	17	-	-	33

Adjusted results	$ 2,089	$ (62)	$ (181)	$ (1)	$ 1,845

(1)

For the nine months ended September 30, 2009, adjusted operating income excludes $33 million of severance expenses attributable to the Media Networks and Filmed Entertainment segments, which occurred in the 2nd quarter of 2009.